EXHIBIT 15.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-14036) of James Hardie Industries N.V. and Subsidiaries of our report dated May 12, 2006, except for Note 20, as to which the dates are June 23, 2006, June 29, 2006 and July 5, 2006 relating to the financial statements, which appears in this Form 20-F.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Los Angeles, California
September 27, 2006